                           SCHEDULE 14A INFORMATION

                   PROXY STATEMENT PURSUANT TO SECTION 14(a)
          OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.    )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement
                                [_] Confidential, for Use of the Commission Only
                                              (as Permitted by Rule 14a-6(E)(2))

[X] Definitive Proxy Statement
[_] Definitive Additional Materials
[_] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                 ASHLAND INC.
                         ----------------------------
               (Name of Registrant as Specified in Its Charter)

                                      N/A
                 --------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  (1)  Title of each class of securities to which transaction applies: N/A

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  (2)  Aggregate number of securities to which transaction applies: N/A

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  (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): N/A

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[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1)  Amount Previously Paid: N/A

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Notes:

                                 Ashland Inc.

                               -----------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                               -----------------

                          To be held January 31, 2002

To our Shareholders:

   Ashland Inc. will hold its Annual Meeting of Shareholders on Thursday, January 31, 2002, at 10:30 a.m. Eastern Standard Time at the Metropolitan Club, 50 E. RiverCenter Boulevard, Covington, Kentucky. Ashland's shareholders will act on the following matters at the Annual Meeting or any adjournment of that meeting:

       (1)To elect four directors: Frank C. Carlucci, James B. Farley, Bernadine P. Healy and William L. Rouse;

       (2)To ratify the appointment of Ernst & Young as independent auditors for fiscal 2002; and

       (3)To consider any other business properly brought before the Annual Meeting.

   Only shareholders of record at the close of business on November 26, 2001 are entitled to vote at the Annual Meeting or any adjournment of that meeting. If you are a participant in Ashland's Employee Savings Plan or Leveraged Employee Stock Ownership Plan (the "LESOP"), your vote will constitute voting instructions to the Trustee of the respective plan concerning shares held in your account.

   In order that your Ashland Common Stock may be represented at the Annual Meeting, please vote by telephone, over the Internet or by mailing your proxy card. Our proxy tabulator, National City Bank or its agent, must receive all voting instructions to the Trustees of the Employee Savings Plan and the LESOP, whether given by telephone, over the Internet or by mail, before midnight Eastern Standard Time on Monday, January 28, 2002, and all other votes which are submitted by telephone or over the Internet, before midnight Eastern Standard Time on Wednesday, January 30, 2002.

                                          By Order of the Board of Directors,

                                          RICHARD P. THOMAS
                                          Vice President and Secretary

Covington, Kentucky
December 13, 2001

                                 Ashland Inc.

                                PROXY STATEMENT

                                      for

                        ANNUAL MEETING OF SHAREHOLDERS

                    QUESTIONS AND ANSWERS ABOUT THE MEETING

Q: What am I voting on?

A: (1)Election of four directors (Frank C. Carlucci, James B. Farley, Bernadine
      P. Healy and William L. Rouse); and

   (2)Ratification of Ernst & Young ("E&Y") as Ashland's independent auditors for fiscal 2002.

Q: Who is entitled to vote at the Annual Meeting?

A: Shareholders at the close of business on November 26, 2001 (the "Record
   Date"), are entitled to vote at the Annual Meeting. Each share of Ashland Common Stock is entitled to one vote. Cumulative voting applies to the election of directors.

Q: Who can attend the Annual Meeting?

A: All Ashland shareholders on the Record Date are invited to attend the Annual
   Meeting, although seating is limited. If your shares are held in the name of a nominee (e.g., through a bank or broker), you will need to bring a proxy or letter from that nominee that confirms you are the beneficial owner of those shares.

Q: How do I vote?

A: If your shares are registered in the name of a nominee, follow the instructions provided by your nominee to vote your shares. If your shares are registered in your name:

      You may vote by telephone. You may vote by telephone regardless of whether you receive your annual meeting materials through the mail or over the Internet. Simply follow the instructions on your proxy card or electronic access notification. If you vote by telephone, you should not vote over the Internet or mail in your proxy card.

      You may vote over the Internet. You may vote over the Internet regardless of whether you receive your annual meeting materials through the mail or over the Internet. Simply follow the instructions on your proxy card or electronic access notification. If you vote over the Internet, you should not vote by telephone or mail in your proxy card.

      You may vote by mail. If you received a proxy card through the mail, simply complete and sign your proxy card and mail it in the enclosed prepaid and addressed envelope. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct. If no voting specification is made on your signed and returned proxy card, Paul W. Chellgren or Richard
   P. Thomas, as proxies named on the proxy card, will vote FOR the election of the four director nominees and FOR the ratification of E&Y.

Q: Can I change my vote once I vote by mail, by telephone or over the Internet?

A: Yes. You have the right to change or revoke your proxy (1) at any time before the Annual Meeting by (a) notifying Ashland's Secretary in writing,
   (b) returning a later-dated proxy card, or (c) entering a later-dated telephone or Internet vote; or (2) voting in person at the Annual Meeting. However, any changes or revocations of voting instructions to the Trustees of the Leveraged Employee Stock Ownership Plan (the "LESOP") and Ashland's Employee Savings Plan (the "Employee Savings Plan") must be received by our proxy tabulator, National City Bank or its agent, before midnight Eastern Standard Time on Monday, January 28, 2002.

Q: How do I cumulatively vote for directors?

A: "Cumulative voting" for directors means that you can multiply the number of shares that you own by the number of directors to be elected and vote the resulting number of votes for any one or more of the nominees, distributed as you wish.

Q: Who counts the vote?

A: Representatives of National City Bank or its agent will tabulate the votes and will act as the inspector of election.

Q: Is my vote confidential?

A: Yes. Your vote is confidential.

Q: What shares are included in the proxy card?

A: Your proxy card represents all shares of Ashland Common Stock that are registered in your name and any shares you hold in Ashland's Open Enrollment Dividend Reinvestment and Stock Purchase Plan (the "DRP"), the LESOP or the Employee Savings Plan. If your shares are held through a nominee, you will receive either a voting instruction form or a proxy card from the nominee to vote your shares.

Q: How do I vote my shares in the DRP?

A: Shares of Ashland Common Stock credited to your account in the DRP will be voted by National City Bank, the plan administrator, in accordance with your voting instructions.

Q: How will the Trustees of the Employee Savings Plan and the LESOP vote?

A: Each participant in the Employee Savings Plan or the LESOP will instruct the Trustees how to vote the shares of Ashland Common Stock credited to the participant's account in each plan. This instruction also applies to a proportionate number of those shares of Ashland Common Stock allocated to participants' accounts but for which voting instructions are not timely received by the Trustees. These shares are referred to as Non-Directed shares. Each participant who gives the Trustees such an instruction acts as a named fiduciary for the plans under the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

Q: Can a plan participant vote the Non-Directed shares differently from shares credited to his or her account?

A: Yes. Any participant in the Employee Savings Plan or the LESOP who wishes to vote the Non-Directed shares differently from the shares credited to his or her account or who wishes not to vote the Non- Directed shares at all may do so by requesting a separate voting instruction card from National City Bank, Corporate Trust Administration, Dept. 3116, 629 Euclid Avenue, Suite 635, Cleveland, Ohio 44114-3484, Attn: Laura S. Kress.

Q: What constitutes a quorum?

A: As of the Record Date, 69,064,791 shares of Ashland Common Stock were outstanding. A majority of the outstanding shares present in person or by proxy is required to constitute a quorum to transact business at the Annual Meeting. If you vote by telephone, over the Internet or by returning a properly executed proxy card, you will be considered a part of that quorum. Abstentions and broker non-votes (i.e., when a broker does not have authority to vote on a specific issue) will be treated as present for the purpose of determining a quorum but as unvoted shares for the purpose of determining the approval of any matter submitted to the shareholders for a vote. Abstentions and broker non-votes will have no effect on the election of directors or matters decided by a plurality vote.

Q: What vote is required for passage of each of the proposals up for consideration at the Annual Meeting?

A: (1)Election of directors - Under Ashland's By-laws, the four nominees receiving the greatest number of votes will be elected directors at the Annual Meeting.

   (2)Ratification of auditors - Submission of the appointment of E&Y to Ashland's shareholders is not required. However, the appointment will be deemed ratified if votes cast in its favor exceed votes cast against it.

Q: Where can I find the voting results of the meeting?

A: We intend to announce preliminary voting results at the meeting. We will publish the final results in a press release or in our Quarterly Report on Form 10-Q for the first quarter of fiscal 2002. You can obtain a copy of the Form 10-Q by logging on to our website at www.ashland.com, by calling the Securities and Exchange Commission (the "SEC") at 1-800-SEC-0330 for the location of the nearest public reference room, or through the EDGAR system at www.sec.gov.

Q: Can I receive future shareholder communications over the Internet?

A: Yes. You may consent to access future shareholder communications (e.g., annual reports, proxy statements, and interim communications) from us or on our behalf over the Internet instead of receiving those documents in the mail. Providing such communications over the Internet will reduce our printing and postage costs and the number of paper documents you would otherwise receive. If you give your consent, in the future, when, and if, material is available over the Internet, you will receive notification which will contain the Internet location of the material. There is no cost to you for this service other than charges you may incur from your Internet, telephone and/or cable provider. Once you give your consent, it will remain in effect until you inform us otherwise. To give your consent, if your shares are registered in your name, follow the prompts when you vote by telephone or over the Internet or check the appropriate box located at the bottom of the proxy card when you vote by mail. If your shares are registered in the name of a nominee, follow the directions provided by such nominee if this option is available. Paper copies of shareholder communications may be requested by contacting National City Bank at 1-800-622-6757.

                     ITEMS TO BE VOTED ON BY SHAREHOLDERS

                         Item 1: Election of Directors

   The Board of Directors is made up of 14 directors, divided into three classes. The four directors nominated for election as Class I directors at the 2002 Annual Meeting, all of whom are continuing directors, are: Frank C. Carlucci, James B. Farley, Bernadine P. Healy and William L. Rouse. The Governance and Nominating Committee ("G&N Committee") has confirmed that all four nominees will be available for election as directors and recommends them for election. The nominees will be elected to serve a three-year term until the 2005 Annual Meeting. However, under the Board's current retirement policy, it is anticipated that Messrs. Carlucci and Farley will retire at the 2003 Annual Meeting after serving one year of their three-year term. Ralph E. Gomory, a Class II director, will retire from the Board of Directors on January 31, 2002. Upon the retirement of a director, under Ashland's By-laws, the Board may either fill the vacancy or reduce the size of the Board. A director elected to fill a vacancy on the Board serves for the remainder of the full term of the class of directors in which the vacancy occurred and until the director's successor is elected and qualified.

   Shareholders may vote for no more than four directors at the Annual Meeting and may distribute their votes between or among nominees for director as they see fit. Pursuant to Ashland's By-laws, the four nominees receiving the greatest number of votes will be elected. If no voting specification is made on a properly returned or voted proxy card, Paul W. Chellgren and Richard P. Thomas (proxies named on the proxy card) will vote FOR the election of the four nominees. Messrs. Chellgren and Thomas may vote shares cumulatively for one or more nominees for director if, in their discretion, a situation arises that would make such a vote necessary or desirable, or if authority is withheld from one or more nominees. If any of the nominees should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxies may vote for a replacement nominee recommended by the Board of Directors, or the Board of Directors may reduce the number of directors to be elected at the Annual Meeting. At this time, the Board of Directors knows of no reason why any of the nominees may not be able to serve as a director if elected.

   A description of each of Ashland's directors, and of the committees of the Board of Directors, can be found on pages 5 through 9 of this Proxy Statement. For a report on the Ashland Common Stock ownership of Ashland's directors and certain officers, see the "Stock Ownership" chart on page 13 of this Proxy Statement.

                       Item 2: Ratification of Auditors

   The Audit Committee of the Board of Directors and the full Board of Directors have approved the appointment of E&Y to audit Ashland's accounts for fiscal 2002. Fees (including expenses) paid to E&Y for fiscal 2001 totaled $6,472,000, including audit fees related to the consolidated financial statements of $2,534,000, audit related fees of $2,020,000 and fees for tax services of $1,918,000. In accordance with SEC requirements, amounts classified as audit fees exclude any costs associated with statutory or other audits of subsidiaries and employee benefit plans, as well as reviews of registration statements and accounting consultation. Costs associated with those activities are among the amounts included in audit related fees. No fees were paid to E&Y for information systems design and implementation.

   The Audit Committee and Board of Directors believe that E&Y has invaluable long-term knowledge of Ashland. While preserving that knowledge, partners and employees of E&Y engaged in audits of Ashland are periodically changed, giving Ashland access to new expertise and experience. Representatives of E&Y will attend the Annual Meeting to respond to questions from shareholders and will be given the opportunity to make a statement.

   Although the Board of Directors is not required to submit the appointment of E&Y to a shareholder vote, the Board of Directors will reconsider that appointment if it is not ratified by the shareholders. The appointment will be deemed ratified if votes cast in its favor exceed votes cast against it. Abstentions will not be counted as votes cast either for or against the proposal.

   The Board of Directors recommends that shareholders vote FOR the ratification of E&Y as Ashland's independent auditors for fiscal 2002.

                       ASHLAND INC.'S BOARD OF DIRECTORS

               NOMINEES FOR ELECTION AT THE 2002 ANNUAL MEETING

                               Class I Directors
                            (Term expiring in 2005)

[PHOTO]

        Frank C. Carlucci                             Director since 1989

        Mr. Carlucci, 71, is Chairman of The Carlyle Group. He was Secretary of Defense of
        the United States from 1987 to 1989. He is Chairman of the Board of Neurogen
        Corporation and a Director of Kaman Corporation, Pharmacia Corp., SunResorts, Ltd.
        and Texas Biotechnology Corporation.

[PHOTO]

        James B. Farley                               Director since 1984

        Mr. Farley, 71, is the retired Chairman of the Board and Chief Executive Officer of
        The MONY Group. He is a Director of Harrah's Entertainment Inc. and The MONY
        Group and a Trustee of The Forster Trust.

[PHOTO]

        Bernadine P. Healy, M.D.                      Director since 1998

        Dr. Healy, 57, is the President of the American Red Cross. She will retire from the
        American Red Cross effective December 31, 2001. She served as Chief Executive
        Officer of the American Red Cross from 1999 to 2001 and as Dean, College of
        Medicine and Public Health, and Professor of Medicine, The Ohio State University
        from 1995 to 1999. She is a Director of Invacare, Inc., Medtronic, Inc. and National
        City Corporation and a Trustee of Battelle Memorial Institute.

[PHOTO]

        W. L. Rouse, Jr.                              Director since 1987

        Mr. Rouse, 69, is the retired Chairman of the Board, President and Chief Executive
        Officer of First Security Corporation. He is a Director of Kentucky-American Water
        Company and LG&E Energy Corporation.

                CONTINUING DIRECTORS NOT UP FOR ELECTION AT THE

                              2002 ANNUAL MEETING

                              Class II Directors
                            (Term expiring in 2003)


[PHOTO]

         Paul W. Chellgren                          Director since 1992

         Mr. Chellgren, 58, is Chairman of the Board and Chief Executive Officer of Ashland.
         He is a Director of Medtronic, Inc. and PNC Financial Services Group, Inc.


[PHOTO]

         Roger W. Hale                              Director since 2001

         Mr. Hale, 58, is the retired Chairman and Chief Executive Officer of LG&E Energy
         Corporation. He is a Director of H&R Block Inc. and a Trustee of Centre College.


[PHOTO]

         Patrick F. Noonan                          Director since 1991

         Mr. Noonan, 59, is Chairman of The Conservation Fund. He is a Director of
         International Paper Company, Saul Centers REIT and Rushmore Mutual Funds and a
         Trustee of The National Geographic Society.


[PHOTO]

         Jane C. Pfeiffer                           Director since 1982

         Mrs. Pfeiffer, 69, is a management consultant in Vero Beach, Florida. She is a Director of International Paper Company, J.C. Penney Company, Inc. and The MONY Group, a
         Trustee of University of Notre Dame and a Member of the Council on Foreign
         Relations.

                              Class III Directors
                            (Term expiring in 2004)



[PHOTO]

        Samuel C. Butler                           Director since 1970

        Mr. Butler, 71, is a Partner of Cravath, Swaine & Moore, Attorneys. He is a Director
        of United States Trust Corporation and Chairman of the Board of The New York
        Public Library.

[PHOTO]

        Ernest H. Drew                             Director since 1998

        Dr. Drew, 64, is the retired Chief Executive Officer of the Westinghouse Industries &
        Technology Group. He served as a member of the Board of Management of Hoechst
        AG from 1995 to 1997. He is a Director of Public Service Enterprise Group, Thomas
        & Betts Corporation and UQM Technologies, Inc.

[PHOTO]

        Mannie L. Jackson                          Director since 1994

        Mr. Jackson, 62, is the Chairman, Chief Executive Officer and majority owner of the
        Harlem Globetrotters International, Inc. He is a Director of REEBOK Corporation,
        The Stanley Works and True North Communications.

[PHOTO]

        Theodore M. Solso                          Director since 1999

        Mr. Solso, 54, is Chairman of the Board and Chief Executive Officer of Cummins Inc.
        He is a Director of Irwin Financial Corporation and a Trustee of DePauw University.

[PHOTO]

        Michael J. Ward                            Director since 2001

        Mr. Ward, 51, is President of CSX Transportation Inc. He is a member of the
        Northwestern University Transportation Center Business Advisory Committee and the
        Florida Council of 100.

                     COMMITTEES OF THE BOARD OF DIRECTORS

   The Board of Directors has five committees: Audit Committee, Finance Committee, Governance and Nominating Committee, Personnel and Compensation Committee and Public Policy-Environmental Committee. Membership in those committees is reflected in the following chart:

                                       Governance and Personnel and Public Policy-
                     Audit    Finance    Nominating   Compensation   Environmental
                   Committee Committee   Committee      Committee     Committee
                   --------- --------- -------------- ------------- --------------
Samuel C. Butler..     X                     X*
Frank C. Carlucci.               X                          X
Ernest H. Drew....               X*                                       X
James B. Farley...               X           X              X
Ralph E. Gomory(1)     X                                                  X
Roger W. Hale.....     X                                                  X
Bernadine P. Healy     X                                                  X*
Mannie L. Jackson.                           X              X*
Patrick F. Noonan.                                          X             X
Jane C. Pfeiffer..               X           X                            X
W. L. Rouse, Jr...     X*        X                          X
Theodore M. Solso.     X                     X
Michael J. Ward...     X         X

--------
*  Indicates Committee Chairman

(1) Mr. Gomory will retire January 31, 2002.

   The Audit Committee provides a direct and open avenue of communication between Ashland's internal auditors, its independent auditors and the Board of Directors; recommends the selection of Ashland's independent auditors, the audit fees and the services provided by the independent auditors; reviews the scope and findings of external and internal audits; and reviews the adequacy of Ashland's policies, procedures and internal controls.

   The Finance Committee reviews Ashland's financial policies, needs and structure; oversees significant financial issues such as capital structure, dividend action, offerings of Ashland debt or equity securities and major borrowings by Ashland; reviews financial audits of capital expenditures; and oversees the funding policy for employee benefit plans.

   The Governance and Nominating Committee recommends nominees for the Board of Directors; the desirable size and composition of the Board of Directors; and the elements of director compensation. It also oversees the Board of Directors' annual review of director performance.

   Ashland selects each director nominee based on the nominee's skills, achievements and experience. The G&N Committee considers candidates recommended by other directors, employees and shareholders. Written suggestions for candidates should be sent to the Secretary of Ashland Inc., 50 E. RiverCenter Boulevard, P.O. Box 391, Covington, Kentucky 41012-0391.

   In order to nominate a director at an Annual Meeting, Ashland's By-laws require that a shareholder provide written notice of intent to nominate a director not later than 90 days prior to the Annual Meeting (if the Annual Meeting is held on the last Thursday in January). For an Annual Meeting held earlier than the last Thursday in January, notice must be given within 10 days of the first public disclosure of the date of the Annual Meeting. Public disclosure may include a public filing with the SEC.

   The notice must contain the following information:

   . The name and address of the shareholder who intends to make the nomination and the name and address of the person(s) to be nominated;

   . A representation that the shareholder is a shareholder of record of Ashland Common Stock entitled to vote at such meeting and that the shareholder intends to appear in person or by proxy to make the nomination(s) specified in the notice;

   . A description of all arrangements or understandings between the shareholder and each nominee and any other person(s) pursuant to which the nomination(s) are to be made by the shareholder. The other person(s) must be named in the notice;

   . Information about each nominee that would be required in a proxy statement, according to the rules of the SEC, had the nominee been proposed by the Board of Directors;

   . The consent of each nominee to serve as a director if so elected; and

   . A representation as to whether or not the shareholder will solicit proxies in support of his or her nominee(s).

   The chairman of any meeting of shareholders to elect directors and the Board of Directors may refuse to acknowledge any nomination that is not made in compliance with the procedure described above or if the shareholder fails to comply with the representations set forth in the notice.

   The Personnel and Compensation Committee approves salaries of corporate officers and participation in, and awards under, Ashland's incentive plans. It oversees compensation, hiring and performance evaluation policies. The Personnel and Compensation Committee (the "P&C Committee") also oversees the administration of various employee compensation, benefit and retirement plans.

   The Public Policy-Environmental Committee monitors public issues that have an impact on Ashland and oversees Ashland's environmental, health and safety compliance practices.

               MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

   During fiscal 2001, eight meetings of the Board of Directors were held. The Audit Committee met five times. The G&N Committee met four times. The P&C Committee met three times. The Finance Committee and the Public Policy-Environmental Committee each met two times. Each current director attended at least 75% of the total meetings of the Board of Directors and the committees on which he or she served, with the exception of Mr. Gomory who attended 67% of such meetings. Overall attendance at Board of Directors and committee meetings was 90%.

                            AUDIT COMMITTEE REPORT

   The Audit Committee is composed of seven independent directors and operates under a written charter adopted by the Board of Directors. The Audit Committee assists in fulfilling the oversight responsibilities of the Board of Directors relating to Ashland's financial reporting process, its systems of internal accounting and financial controls, the internal audit function, the independent audit of its consolidated financial statements and its legal compliance programs. During fiscal 2001, the Audit Committee met five times.

   E&Y, independent auditors, were engaged to audit Ashland's consolidated financial statements and to issue an opinion on whether such statements present fairly, in all material respects, Ashland's consolidated financial position, results of operations and cash flows in conformity with accounting principles generally accepted in the

United States. The Audit Committee reviewed E&Y's judgment as to the quality and acceptability of Ashland's accounting principles and such other matters as are required to be discussed with the Audit Committee under auditing standards generally accepted in the United States. In addition, the Audit Committee reviewed E&Y's independence from management and Ashland including the matters in the written disclosures required by the Independence Standards Board.

   The Audit Committee also discussed with Ashland's internal and independent auditors the overall scopes and plans for their respective audits. The Audit Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of Ashland's internal controls, and the overall quality of Ashland's financial reporting.

   In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that Ashland's consolidated financial statements be accepted for inclusion in its Annual Report on Form 10-K for the year ended September 30, 2001 for filing with the SEC. The Audit Committee and the Board of Directors have also recommended, subject to shareholder ratification, the selection of E&Y as Ashland's independent auditors for fiscal 2002.

                                          AUDIT COMMITTEE
                                          W. L. Rouse, Jr., Chairman
                                          Samuel C. Butler
                                          Ralph E. Gomory
                                          Roger W. Hale
                                          Bernadine P. Healy
                                          Theodore M. Solso
                                          Michael J. Ward

                           COMPENSATION OF DIRECTORS

   Annual Retainer and Meeting Fees. Non-employee directors receive an annual retainer of $56,000 which must, pursuant to the Ashland Inc. Deferred Compensation Plan for Non-Employee Directors (the "Directors' Deferral Plan"), either be (i) deferred into stock units invested in the Ashland Common Stock Fund or (ii) taken in Ashland Common Stock.

   In addition to the annual retainer, non-employee directors receive $1,500 for each Board of Directors meeting attended and $1,000 for each committee meeting attended. The Chairman of the Audit Committee also receives a $5,000 annual fee. Members of the Audit Committee, including the Chairman, also receive a $1,000 fee for attendance at each quarterly Audit Committee financial review with Ashland's management. In fiscal 2001, four reviews were conducted, one of which was held in conjunction with an Audit Committee Meeting. Such fees may be paid in cash, shares of Ashland Common Stock or deferred into any investment alternative available under the Directors' Deferral Plan.

   The payout of the deferred annual retainer and deferred meeting fees occurs upon termination of service by a director. However, upon a "change in control" of Ashland (as defined in the Directors' Deferral Plan), amounts in the directors' deferral accounts would be automatically distributed to the director in cash.

   In addition to an annual retainer and meeting fees, a non-employee director may receive compensation at the rate of $1,000 per day for services on special assignments as directed by the Chairman of the Board of Directors. This special assignment compensation cannot be deferred. Directors who are employees of Ashland are not additionally compensated for service on the Board of Directors or its committees.

   Restricted Shares. Pursuant to Ashland's incentive plans, upon election to the Board of Directors, a new director receives 1,000 restricted shares of Ashland Common Stock. The director pays Ashland an amount equal to the par value of the restricted shares. The restricted shares may not be sold, assigned, transferred or otherwise encumbered until the earliest to occur of:
(i) retirement from the Board of Directors; (ii) death or disability of the director; (iii) a 50% change in the beneficial ownership of Ashland; or (iv) voluntary early retirement to enter governmental service. Under certain circumstances, the G&N Committee has discretion to limit a director's forfeiture of these shares if he or she leaves the Board of Directors for reasons other than those listed above.

   The Board of Directors considers Ashland Common Stock ownership by directors and members of management to be of utmost importance. The Board of Directors believes that such ownership enhances the commitment of the directors and members of management to Ashland's future and further aligns management's interests with those of Ashland's shareholders. The Board of Directors has established minimum stock ownership guidelines for directors and certain employees which require directors to own Ashland Common Stock having a value of at least five times their annual retainer. Each newly elected director has five years from the year elected to reach this ownership level. All of Ashland's current directors, other than Mr. Solso, elected to the Board of Directors in 1999, and Messrs. Hale and Ward, both elected to the Board of Directors in 2001, have attained the minimum stock ownership levels established by the Board of Directors. For further information as to these guidelines as they pertain to Ashland's executive officers, see the discussion under Stock Ownership Philosophy in the P&C Committee Report on Executive Compensation on page 17 of this Proxy Statement.

   Other Compensation. In January 1997, the Board of Directors prospectively terminated the Directors' Charitable Awards Program. Non-employee directors, who were directors at the time the program was terminated, remain eligible for the Charitable Awards Program. Under that program, $1,000,000 is donated upon a director's death to one or more educational organizations recommended by that director.

   On September 16, 1999, Ashland's Board of Directors adopted an Estate Enhancement Program available to directors and executive officers. As of September 30, 2001, one director participated in the program. For further information about this program, see the discussion under Estate Enhancement Program on page 24 of this Proxy Statement.

          ASHLAND COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

                                         Amount and Nature
                                          of Common Stock         Percent of
Name and Address of Beneficial Owner    Beneficial Ownership Class of Common Stock
------------------------------------    -------------------- ---------------------
KeyBank National Association...........      5,809,805(1)             8.4%
 127 Public Square
 Cleveland, Ohio 44114
Capital Research and Management Company      5,678,800(2)             8.2%
 333 South Hope St., 52nd Floor
 Los Angeles, California 90071
AXA Financial Inc......................      4,989,855(3)             7.2%
 1290 Avenue of the Americas
 New York, New York 10104
Wellington Management Company, LLP.....      4,752,300(4)             6.8%
 75 State Street
 Boston, Massachusetts 02109

--------

(1) As of September 30, 2001, KeyBank National Association ("KeyBank") was the record owner of 5,809,805 shares of Ashland Common Stock. These shares include 5,624,926 shares held by it as trustee of the LESOP. KeyBank will vote shares allocated to a participant's LESOP account as instructed by the participant. This instruction also applies to a proportionate number of those shares of Ashland Common Stock allocated to participants' accounts but for which voting instructions are not timely received by the Trustee. The remaining 184,879 shares held by KeyBank as of September 30, 2001 were held by it in a variety of fiduciary capacities.

(2) Based upon a Form 13F filed with the SEC for the quarter ended September 30, 2001, Capital Research and Management Company ("CRMC") was the beneficial owner of 5,678,800 shares of Ashland Common Stock. According to information supplied to Ashland, CRMC has, as of September 30, 2001, no voting power and shared dispositive power for its shares.

(3) Based upon a Form 13F filed with the SEC for the quarter ended September 30, 2001, AXA Financial Inc. ("AXA") was the beneficial owner of 4,989,855 shares of Ashland Common Stock. According to information supplied to Ashland, AXA has, as of September 30, 2001, sole voting power for 3,069,142 shares, shared voting power for 196,319 shares, no voting power for 1,724,394 shares, and sole dispositive power for its shares.

(4) Based upon a Form 13F filed with the SEC for the quarter ended September 30, 2001, Wellington Management Company, LLP ("WMC") was the beneficial owner of 4,752,300 shares of Ashland Common Stock. According to information supplied to Ashland, WMC has, as of September 30, 2001, sole voting power for 1,472,400 shares, shared voting power for 590,200 shares, no voting power for 2,689,700 shares, sole dispositive power for 3,912,200 shares, and shared dispositive power for 840,100 shares.

                  ASHLAND COMMON STOCK OWNERSHIP OF DIRECTORS
                        AND CERTAIN OFFICERS OF ASHLAND

   The following table shows as of September 30, 2001 the common stock ownership of members of the Board of Directors, common stock ownership of the executive officers of Ashland named in the Summary Compensation Table on page 19 of this Proxy Statement and common stock ownership of the directors and executive officers of Ashland as a group.

                                             Common Stock Ownership
                                           ------------------------
                                         Aggregate Number of Shares of
Name of Beneficial Owner                Common Stock Beneficially Owned
------------------------                -------------------------------
Paul W. Chellgren......................         630,687 (1)(2)(3)(5)(7)
J. Marvin Quin.........................         188,269 (1)(2)(3)
James R. Boyd..........................         238,735 (1)(2)(3)
David J. D'Antoni......................         180,156 (1)(2)(3)
Philip W. Block........................         109,849 (1)(2)(3)
Samuel C. Butler.......................          74,746 (2)(4)(6)
Frank C. Carlucci......................          35,843 (2)(4)(7)
Ernest H. Drew.........................          14,052 (2)(7)
James B. Farley........................          23,758 (2)(4)
Ralph E. Gomory........................          29,367 (2)(4)
Roger W. Hale..........................           1,297 (2)
Bernadine P. Healy.....................           8,893 (2)
Mannie L. Jackson......................          21,711 (2)(4)
Patrick F. Noonan......................          19,482 (2)(4)
Jane C. Pfeiffer.......................          22,743 (2)(4)
W.L. Rouse, Jr.........................          38,139 (2)(4)
Theodore M. Solso......................           6,258 (2)
Michael J. Ward........................           1,374 (2)
All directors and executive officers as
  a group (27 persons).................       2,291,566 (8)

--------
   None of the listed individuals owned more than 1% of Ashland's Common Stock outstanding as of the Record Date. All directors and executive officers as a group owned 2,291,566 shares of Ashland Common Stock, which equaled 3.2% of the Ashland Common Stock outstanding on the Record Date (including shares deemed to be outstanding).

   (1) Includes shares of Ashland Common Stock held under the Employee Savings Plan and/or the LESOP. Participants can vote the Employee Savings Plan and the LESOP shares, and can invest in 15 investment options available under the Employee Savings Plan (other than "matching shares" contributed to a participant's account by Ashland, which must remain in the Ashland Common Stock Fund of the Employee Savings Plan).

   (2) Includes Stock Units (share equivalents) held by executive officers under the Deferred Compensation Plan for Employees (the "Employees' Deferral Plan") or by directors under the Directors' Deferral Plan. When an executive officer terminates employment with Ashland, payout of Stock Units invested in the Ashland Common Stock Fund in the Employees Deferral Plan representing compensation earned prior to October 1, 2000 will be paid out in cash or Ashland Common Stock as he may elect. Payout of all other Stock Units invested in the Ashland Common Stock Fund in the Employees Deferral Plan will be paid out in Ashland Common Stock. When a director terminates service on the Board of Directors, payout of Stock Units included in the Ashland Common Stock Fund in the Director Deferral Plan will be paid out in cash or Ashland Common Stock as he or she may elect.

   (3) Includes shares of Ashland Common Stock with respect to which each of the individuals has the right to acquire beneficial ownership within 60 calendar days after September 30, 2001, through the exercise of stock options: as to Mr. Chellgren, 450,000 shares (including 10,000 stock options transferred to his children); Mr. Quin, 135,000 shares (including 10,000 stock options transferred to his children); Mr. Boyd, 175,000 shares; Mr. D'Antoni, 130,000 shares; and Mr. Block, 82,000 shares.

   (4) Includes 4,000 shares of Ashland Common Stock with respect to which each of the directors has the right to acquire beneficial ownership within 60 calendar days after September 30, 2001 through the exercise of stock options (including 3,000 stock options transferred by Mr. Noonan to his grandchildren), except for Mr. Jackson, who has the right to acquire 3,000 shares.

   (5) Includes 60,000 shares of Restricted Ashland Common Stock for which Mr. Chellgren has voting power.

   (6) Includes 750 shares of Ashland Common Stock owned by Mr. Butler's wife, as to which shares Mr. Butler disclaims beneficial ownership.

   (7) Includes shares of Ashland Common Stock held under the DRP, which provides participants with voting power with respect to such shares.

   (8) All directors and executive officers as a group have the right to acquire beneficial ownership of 1,491,081 shares of Ashland Common Stock within 60 calendar days after September 30, 2001, through the exercise of stock options.

                            EXECUTIVE COMPENSATION

Personnel and Compensation Committee Report on Executive Compensation

Description of the P&C Committee of the Board of Directors:

   . Comprised entirely of non-employee members;

   . Key Executive compensation responsibilities include the review, recommendation and approval of changes to Ashland's executive compensation policies and programs and the review and approval of all compensation payments to the Chief Executive Officer and Ashland's other executive officers.

Objectives of Ashland's Executive Compensation Program:

   . Pay for performance, motivating both long- and short-term performance for the benefit of Ashland's shareholders;

   . Provide a total compensation program competitive with those of companies with which Ashland competes for top management talent;

   . Place greater emphasis on variable incentive compensation versus fixed or base pay, particularly for Ashland's executive officers;

   . Encourage significant Ashland Common Stock ownership by Ashland's executive officers in order to align their interests with those of Ashland's shareholders; and

   . Most importantly, join shareholder and management interests in achieving superior performance which should translate into a superior total return to Ashland's shareholders.

Ashland's Executive Compensation Program is designed to:

   . Be performance-oriented, with a significant portion of executive compensation being "at risk," with more than 50% of the maximum potential executive compensation being provided by annual and long-term incentives;

   . Provide total compensation opportunities that are comparable to the opportunities provided by a group of 21 companies of similar size and diversity to Ashland (the "Compensation Peer Group") (this Compensation Peer Group contains different companies than the peer group of companies selected for comparison in the Five-Year Cumulative Total Return Performance Graph on page 25 of this Proxy Statement); and

   . Include three primary components: (1) base pay; (2) an annual incentive bonus; and (3) a long-term incentive program consisting of stock options and performance shares or units.

Description of the primary components: base salary, annual incentive bonus and long-term incentives consisting of stock options and performance shares or units:

Base Salary

   Annual salary is designed to compensate executives for their sustained performance. Base salary levels for executive officers are typically reviewed each year by the P&C Committee and are generally at the median salary level of the Compensation Peer Group. In addition, consideration is given to individual experience as well as individual and business unit performance. Increases in base salaries typically occur annually following review by the P&C Committee.

Annual Incentive Bonus

   Incentive compensation is awarded annually, with 20% based upon the participant's individual performance for the last fiscal year and 80% based upon Ashland's operating performance or a combination of overall corporate and business unit performance. Within 120 days (90 days for participants expected to be subject to the limitations of Code Section 162(m)) after the beginning of each fiscal year, performance Hurdle, Target and Maximum objectives (as described below) are established for the upcoming year. Awards for the Chief Executive Officer are based upon overall corporate performance. Awards for other corporate employees are based upon general overall corporate performance and, in some instances, business unit performance. Awards for business unit employees are based primarily on business unit performance.

   For fiscal 2001, the objectives were corporate Return on Equity and business unit Return on Investment. For the Chief Executive Officer, as well as certain other executive officers, there was, in addition to the Return on Equity objective, a Net Income objective.

   The performance Hurdle is the minimum performance that must be achieved to earn a payout under Ashland's operating performance or business unit performance portion of the objective. The performance Target is the expected or, in some cases, budgeted performance for Ashland or the business unit. The performance Maximum represents a level of performance that exceeds the Target or the budget. If Maximum performance is achieved, the incentive earned is 150% of the incentive opportunity earned at Target performance. A participant's targeted incentive payout is generally a fixed percentage of his or her salary and is dependent upon the participant's salary band and position. Except with respect to employees subject to the limitation of Code Section 162(m), the P&C Committee has the discretion to revise performance objectives and the amount to be paid out upon the attainment of such objectives. The maximum incentive compensation award may not exceed 150% of the Target and no incentive compensation award may exceed three million dollars ($3,000,000).

Long-Term Incentive Compensation

  Stock Options

   Ashland's employee stock option program is a long-term plan designed to link executive compensation with increased shareholder value over time. In determining the amount of stock options to be granted annually to key employees, a target number of shares for each executive grade level is established.

   All stock options are granted with an exercise price equal to the fair market value of Ashland Common Stock on the date of grant and are not re-valued if the stock price declines below the grant price. Vesting of awards generally occurs over a period of three years.

   To encourage increased stock ownership, the Board of Directors has added a restoration feature to all outstanding stock options granted to employees since September 1998. Participants are eligible for restoration options equal to the number of shares of Ashland Common Stock surrendered to Ashland in payment of the exercise price of the original option. The restoration feature is available only when the market price of Ashland Common Stock on the date of the exercise of the original option is at least 25% above the original option exercise price. In addition, shares received from the exercise must be held for at least two years. Restoration options are granted as nonqualified stock options at fair market value and have a term equal to the remaining term of the original option.

  Long-Term Incentive Program ("LTIP") - Performance Shares/Units

   The performance share/unit program for certain key executives is a long-term incentive tied to Ashland's performance. Historically, the P&C Committee has granted awards of performance shares or units to selected employees every two years with each award covering a four-year performance cycle. Beginning with fiscal 2001, the performance share/unit program was revised. Under the revised program, it is anticipated that awards will be granted annually, with each award covering a three-year performance cycle.

   Within 120 days (90 days for participants expected to be subject to the limitation of Code Section 162(m)) after the beginning of the performance period, performance Hurdle and Target objectives (as described below) are established for the upcoming performance period. For the fiscal 2001-2003 performance period a Maximum objective was also established. The number of performance shares or units awarded is based on the employee's responsibility level, performance and salary level. Awards granted under the bi-annual program have generally ranged from 70% to 160% of an employee's base salary. Awards under the annual program range from 30% to 100% of an employee's base salary.

   Awards for the fiscal 1999-2002 performance period are based on achievement of the following performance objectives and corresponding weights established by the P&C Committee at the beginning of the performance period:

   . All corporate and business unit employees: (i) a target four-year average return on equity (50%), (ii) total return to shareholders ("TRS") at least equal to or greater than the median TRS of a peer group of companies over a four-year period (25%), and (iii) TRS at least equal to or greater than the median of the companies in the Standard & Poor's 500 over the four-year period (25%).

   Awards for the fiscal 2001-2003 performance period are based on achievement of the following performance objectives and corresponding weights established by the P&C Committee at the beginning of the performance period:

   . Executive officers: a target three-year average return on equity (the
     "corporate objective") (100%).

   . Corporate employees (not specifically focused on one business unit): (i) corporate objective (50%), and (ii) a target three-year weighted average return on investment for the wholly-owned business units ("wholly-owned unit weighted objective") (50%).

   . Division presidents and division focused corporate employees: (i) the corporate objective (20%), and (ii) a target three-year average return on investment for the applicable business unit (the "business unit objective") (80%).

   . All other business unit employees: the business unit objective (100%).

   The performance Hurdle is the minimum performance that must be achieved to earn a payout under the corporate objective; wholly-owned unit weighted objective and business unit objective. The performance Target is the expected or, in some cases, budgeted performance for each objective. The performance Maximum represents a level of performance that exceeds the Target. If Maximum performance is achieved, the award earned is 150% of the award earned at Target performance. The Maximum component does not apply to the fiscal 1999-2002 award.

   Awards to the Chief Executive Officer and senior vice presidents are based upon achievement of an average net income objective for the corresponding four-year or three-year period. If the foregoing objectives are met, the P&C Committee may adjust any award payment downward based on such factors as the P&C Committee deems appropriate.

Stock Ownership Philosophy

   The P&C Committee and management believe that linking a significant amount of an executive's current and potential future net worth to Ashland's success, as reflected in the stock price, gives the executive a stake similar to that of Ashland's shareholders and results in long-term management for the benefit of those shareholders.

   Consistent with this philosophy, the Board of Directors has established stock ownership guidelines for Ashland's executive officers and designated employees. Each employee has five years from the year the employee became covered by the ownership guideline to reach the minimum levels of Ashland Common Stock ownership as follows:

   . the Chief Executive Officer - 150,000 shares of Ashland Common Stock;

   . certain executive officers designated by the P&C Committee - 30,000 shares of Ashland Common Stock; and

   . certain other executives and employees designated by the P&C Committee -
     5,000 shares of Ashland Common Stock.

Deductibility of Compensation

   Under Section 162(m) of the Code, Ashland is subject to the loss of the deduction for compensation in excess of $1,000,000 paid to one or more of the executive officers named in this Proxy Statement. This deduction can be preserved if Ashland complies with certain conditions in the design and administration of its compensation programs.

   The P&C Committee will make reasonable efforts, consistent with sound executive compensation principles and the needs of Ashland, to ensure that all future amounts paid to its executive officers will be fully deductible by Ashland.

Other Plans

   Ashland also maintains pension, insurance and other benefit plans for its employees. Executives and other highly compensated employees participated in these plans during fiscal 2001 on the same terms as other eligible employees, subject to any legal limits on the amounts that could be contributed or paid to executives under the plans.

Compensation of the Chief Executive Officer

   . Fiscal 2001 Performance

                                      Year ended September 30,
                                      ------------------------
                                       2001                2000
                                       ----                ----
                               (In millions except earnings per share)
Reported results
   Operating income...........        $ 851                $ 671
   Net income.................        $ 417                $  70
   Diluted earnings per share.        $5.93                $ .98
Continuing operations
   Operating income...........        $ 851                $ 671
   Net income.................        $ 406                $ 292
   Diluted earnings per share.        $5.77                $4.10

   . Fiscal 2001 CEO Compensation

   Mr. Chellgren received a base salary increase of $55,000 in January 2001 based on Ashland's performance in fiscal 2000. Mr. Chellgren received an annual bonus for fiscal 2001 of $1,645,576, as Ashland's performance for fiscal 2001 exceeded the established Maximum Performance objective. This bonus represented a 20% increase from his fiscal 2000 bonus award.

Summary

   The P&C Committee believes that the compensation provided to Ashland's executive officers will create a strong linkage and alignment with the long-term best interests of Ashland and its shareholders.

                                          PERSONNEL AND COMPENSATION
                                          COMMITTEE
                                          Mannie L. Jackson, Chairman
                                          Frank C. Carlucci
                                          James B. Farley
                                          Patrick F. Noonan
                                          W. L. Rouse, Jr.

                          Summary Compensation Table

   The following table is a summary of compensation information for each of the last three fiscal years ended September 30, 2001, 2000 and 1999 for the Chief Executive Officer of Ashland and each of the other four most highly compensated executive officers as of September 30, 2001.

                                                                           Long-Term
                                           Annual Compensation           Compensation
                                      ----------------------------- -----------------------



                                                                       Awards     Payouts
                                                            Other   ------------ ----------    All
                                                           Annual    Securities               Other
                                                           Compen-   Underlying     LTIP     Compen-
Name and Principal Position      Year  Salary   Bonus(1)  sation(2) Options #(3) Payouts(4) sation(5)
---------------------------      ---- -------- ---------- --------- ------------ ---------- ---------
Paul W. Chellgren............... 2001 $934,866 $1,645,576  $28,182    120,000     $      0   $39,264
  Chairman of the Board          2000  881,588  1,370,631   28,333          0      452,364    57,820
  and Chief Executive Officer    1999  831,759    764,366   31,996    280,000            0    36,222

J. Marvin Quin.................. 2001  425,385    553,803   13,173     20,000            0    17,866
  Senior Vice President          2000  406,067    459,925   10,902          0      199,023    29,300
  and Chief Financial Officer    1999  387,515    258,298   20,346     50,000            0    16,878

James R. Boyd................... 2001  472,225    476,845    4,125     20,000            0    19,833
  Senior Vice President          2000  452,293    455,550    4,791          0      220,143    32,520
  and Group Operating Officer    1999  432,361    425,000    9,724     70,000            0    18,834

David J. D'Antoni............... 2001  457,275    315,270    4,455     25,000            0    19,216
  Senior Vice President          2000  437,344    382,541    6,606          0      261,987    32,343
  and Group Operating Officer    1999  417,412    238,283    3,265     70,000            0    18,183

Philip W. Block................. 2001  304,953    388,943    1,972     20,000            0    12,808
  Administrative Vice President  2000  292,304    297,427    2,415          0      119,064    24,522
                                 1999  280,344    179,371    7,357     40,000            0    11,774

--------

(1) Amounts shown in this column reflect amounts received under Ashland's incentive compensation plans.

(2) Amounts shown in this column reflect reimbursement of taxes for each of the named executives. In addition, for fiscal 2001 and 2000, for Messrs. Chellgren and Quin, the amount reflects reimbursement under an employee benefit plan available generally to all employees. None of the named executives received perquisites and other personal benefits, securities or property in excess of the lesser of $50,000 or 10% of total salary and bonus.

(3) The persons listed did not receive stock option grants in fiscal 2000 because they received enhanced stock option grants in fiscal 1999.

(4) Amounts shown in this column reflect amounts received under Ashland's Performance Unit Plan for the fiscal 1997-2000 performance period based on the closing price of Ashland Common Stock as reported on the New York Stock Exchange Composite Tape on November 2, 2000 (the payment date) of $33.00 per share.

(5) Amounts shown in this column reflect employer matching contributions under Ashland's Deferred Compensation Plan in fiscal 2001.

Stock Option Grants

   The following table sets forth certain information on stock option grants in fiscal 2001 to each of the named executive officers.

                       Option Grants in Fiscal Year 2001

                                             Individual Grants
----------------------------------------------------------------
                  Number of
                  Securities
                  Underlying   % of Total    Exercise
                   Options   Options Granted or Base
                  Granted(1) to Employees in  Price   Expiration    Grant Date
Name                  (#)      Fiscal Year    ($/Sh)     Date    Present Value(2)
----              ---------- --------------- -------- ---------- ----------------
Paul W. Chellgren  120,000        16.3%       $36.38  10/20/2011     $885,600
J. Marvin Quin...   20,000         2.7%       $36.38  10/20/2011     $147,600
James R. Boyd....   20,000         2.7%       $36.38  10/20/2011     $147,600
David J. D'Antoni   25,000         3.4%       $36.38  10/20/2011     $184,500
Philip W. Block..   20,000         2.7%       $36.38  10/20/2011     $147,600

--------

(1) These option grants include a stock restoration or reload feature (i.e., awards of new options issued upon the option holder's decision to exercise previously granted options by surrender of shares of Ashland Common Stock to Ashland as payment of the exercise price). See the discussion under Stock Options in the P&C Committee Report on Executive Compensation on page 16 of this Proxy Statement.

(2) Based on the Black-Scholes Option Valuation Model adjusted for dividends to determine the grant date present value. Assumptions include: (a) a risk-free interest rate of 4.1% (the rate applicable to a 5-year treasury strip security at the time of the award); (b) a dividend yield of 3.0%; (c) a volatility rate of 24.4% (calculated using daily stock returns for Ashland Common Stock for a 5-year period from September 24, 1996 through September 20, 2001); and (d) a stock price at grant date of $36.38. Although the original expiration period is ten years and one month, options are assumed to be exercised at five years. The actual value of the options will depend on the market value of Ashland Common Stock on the dates the options are exercised. It should not be concluded that Ashland supports the validity of the Black-Scholes method or that the values shown in the table as generated by the model represent the amounts an executive might earn upon exercise of the options.

Stock Option Exercises

   The table below sets forth the following information with respect to stock option exercises during fiscal 2001 by each of the named executive officers and the status of their options as of September 30, 2001:

   . The number of shares of Ashland Common Stock acquired upon exercise of stock options during fiscal 2001;

   . The aggregate dollar value realized upon the exercise of such options;

   . The total number of exercisable and unexercisable stock options held at September 30, 2001; and

   . The aggregate dollar value of in-the-money unexercised options at September 30, 2001.

                Aggregated Option Exercises in Fiscal Year 2001
                          and Fiscal Year End Values

                                         Number of Securities
                                              Underlying
                                        Unexercised Options at   Value of Unexercised
                     Shares                Fiscal Year-End      In-the-Money Options at
                  Acquired on   Value        Exercisable/         Fiscal Year-End(1)
Name              Exercise (#) Realized   Unexercisable (#)    Exercisable/Unexercisable
----              ------------ -------- ---------------------- -------------------------
Paul W. Chellgren    40,000    $541,150   450,000(2)/240,000      $1,310,250/$491,400
J. Marvin Quin...         0           0   135,000(2)/ 45,000        231,875/   91,525
James R. Boyd....    18,000     350,460      175,000/ 55,000        386,750/  110,775
David J. D'Antoni    20,000     282,180      130,000/ 60,000        245,625/  121,625
Philip W. Block..    14,000     173,768       82,000/ 40,000        140,700/   81,900

--------
(1) Based on the closing price of Ashland Common Stock as reported on the New York Stock Exchange Composite Tape on September 28, 2001 of $38.55 per share.

(2) Includes 10,000 stock options transferred by Mr. Chellgren to his children and 10,000 stock options transferred by Mr. Quin to his children.

LTIP Awards

   The following table shows all long-term incentive awards in fiscal 2001 to each of the named executive officers:

                          Long-Term Incentive Program
                          Awards in Fiscal Year 2001

                                                        Estimated Future Payoffs Under
                                                         Non-Stock Price-Based Plans
                                                  ------------------------------------------
                   Number of     Performance or
                  Performance  Other Period Until
                     Share/      Maturation or
Name              Units (#)(1)    Payment (2)     Hurdle (#)(3) Target (#)(3) Maximum (#)(3)
----              ------------ ------------------ ------------- ------------- --------------
Paul W. Chellgren    21,372         3 years           4,274        21,372         32,058
J. Marvin Quin...     6,742         3 years           1,348         6,742         10,113
James R. Boyd....     7,510         3 years           1,502         7,510         11,265
David J. D'Antoni     7,265         3 years           1,453         7,265         10,898
Philip W. Block..     4,849         3 years             970         4,849          7,274

--------
(1) Performance share/units awarded are based on the executive's salary level. The original amount of any award cannot exceed 400% of the executive's then base salary. For fiscal 2001, the awards to certain executive officers were reduced as a result of the enhanced stock option grants made in fiscal 1999. One performance share/unit is equal to one share of Ashland Common Stock on the payment date.

(2) Each award covers a three-year period performance cycle. For further discussion of the performance objectives to be achieved before payment is made which apply for each award made to the named executive officers, see the discussion under Long-Term Incentive Program ("LTIP") - Performance Share/Units in the P&C Committee Report on Executive Compensation on page 16 of this Proxy Statement.

(3) Payouts of performance share/units are contingent upon achievement of the performance objectives referred to above. At the Hurdle, or minimum performance level, payout will equal 20% of the award; at the Target, payout will equal 100% of the award; and at the Maximum performance, payout will equal 150% of the award.

Retirement Plans

  Pension Plans

   Ashland maintains qualified pension plans under which executive officers are entitled to benefits on the same basis as other employees. Upon a "change in control" of Ashland (as defined in the plans), these plans will terminate and the funds in the plans, as well as any excess assets, will be distributed to the participants.

   If benefits payable under the qualified plans exceed limits imposed by the Code, they can be paid out (with the approval of the P&C Committee) under a nonqualified excess benefit pension plan. The nonqualified plan provides for the payment of benefits in excess of ERISA limits or of limits imposed by the Code. The nonqualified plan provides that participants may, at the discretion of the P&C Committee, receive their retirement benefits in a lump-sum distribution. Those approved to receive a lump-sum payment may defer payment of all or part of the payment through the Employees' Deferral Plan.

   The following table shows the total combined estimated annual benefits payable under the qualified and nonqualified plans to eligible salaried employees for years of service, assuming retirement at age 65. Benefits are determined on a straight-life annuity basis. There is no offset in benefits under either plan for Social Security benefits. Those amounts are, however, reduced by the actuarial value of 50% of the value of a participant's LESOP account and the actuarial value of 50% of any shares forfeited under the LESOP because of limitations imposed by the Code.

                                     Pension Plan Table
                    -----------------------------------------------------
                                      Years of Service
                    -----------------------------------------------------
      Remuneration*    10       15       20       25       30       35
      ------------- -------- -------- -------- -------- -------- --------
        $25,000.... $  3,300 $  4,950 $  6,601 $  8,251 $  9,901 $ 11,552
        50,000.....    7,050   10,575   14,101   17,626   21,151   24,677
        100,000....   14,550   21,825   29,100   36,376   43,650   50,925
        200,000....   29,550   44,325   59,100   73,876   88,650  103,425
        300,000....   44,550   66,825   89,100  111,376  133,650  155,925
        400,000....   59,550   89,325  119,100  148,876  178,650  208,425
        500,000....   74,550  111,825  149,100  186,376  223,650  260,925
        600,000....   89,550  134,325  179,100  223,876  268,650  313,425
        800,000....  119,550  179,325  239,101  298,876  358,651  418,427
        1,000,000..  149,550  224,325  299,101  373,876  448,651  523,427
        1,200,000..  179,550  269,325  359,101  448,876  538,651  628,427

--------
* Remuneration is the average annual earnings, which includes a participant's salary during the highest consecutive 36-month period of the final 120-month period prior to the participant's retirement, but excludes other forms of compensation included in the Summary Compensation Table.

   As of September 30, 2001, Messrs. Chellgren, Quin, Boyd, D'Antoni, and Block had credited service in the combined plans of 26, 28, 19, 27, and 20 years, respectively.

  Supplemental Early Retirement Plan

   The Supplemental Early Retirement Plan (the "SERP") allows eligible employees to retire prior to age 65. The maximum annual benefit payable under the SERP is an amount equal to 50% of the final average annual compensation the employee received during the highest 36 months of his or her final 60 months of employment. Annual compensation includes salary plus incentive compensation awards. The amount paid under the SERP is reduced by any other payments made under Ashland's qualified and nonqualified pension plans.

   At the discretion of the P&C Committee, an individual may receive a SERP retirement benefit in a lump-sum distribution. An employee approved under the SERP may defer payment of all or a part of the lump sum, through the Employees' Deferral Plan. The retirement benefit received as a lump sum is equal to the actuarial present value of all expected future payments calculated under assumptions, including the interest rate, prescribed by the P&C Committee.

   In addition, the amounts paid out under the SERP are reduced by the actuarial value of 50% of the value of a participant's LESOP account and the actuarial value of 50% of any shares forfeited under the LESOP because of limitations imposed by the Code.

   Messrs. Chellgren, Boyd and D'Antoni are currently eligible to participate in the SERP. The lump-sum value of the retirement benefit under the SERP, assuming retirement at age 62, is estimated to be $6,840,990 and $2,363,276 for Messrs. Chellgren and D'Antoni, respectively. For the estimated lump-sum value for Mr. Boyd, see the discussion under Executive Employment Agreements and Other Arrangements on page 24 of this Proxy Statement.

   Upon a "change in control" of Ashland (as defined in the SERP), eligible employees may, at their election, retire at an earlier age pursuant to the SERP. The SERP provides that eligible employees who retire under the terms of the SERP upon a "change in control" will have their age and service enhanced for purposes of computing their SERP benefit. Ashland normally enters into consulting agreements with its retiring employees who participate in the SERP. Under these agreements, a retiring employee receives payment of a mutually agreed per diem compensation for services rendered to Ashland.

Estate Enhancement Program

   In 1999, the Board of Directors adopted an Estate Enhancement Program for the benefit of Ashland's executive officers and non-employee directors. Pursuant to this program, a participant may elect to enter into a split-dollar life insurance arrangement with Ashland in exchange for existing deferred compensation and/or future compensation. If the participant so elects, Ashland will acquire a life insurance policy on the life of the participant and will pay premiums in an amount no greater than the participant's foregone compensation. Upon the death of the participant, or the "last to die" in the case of a joint policy, Ashland will receive the greater of the policy's cash surrender value or the cumulative premiums paid under the policy and the participant's beneficiary will receive the excess, if any, of the policy's death benefit over the amount received by Ashland. One executive officer is participating in the Estate Enhancement Plan as of September 30, 2001.

Executive Employment Agreements and Other Arrangements

   The executive officers named in this Proxy Statement, as well as certain other executives, have employment agreements with Ashland that provide for the continuation for a period of two years of their highest salary during the prior two fiscal years preceding their termination by Ashland without cause. If they are terminated without cause, or if they resign for good reason, within two years after a change in control of Ashland, they would receive a payment equal to three times the highest of their annual compensation, including incentive compensation, during the prior three fiscal years preceding the change in control. In addition, certain benefits continue for periods up to three years depending on the benefit. The terms "cause," "good reason" and "change in control" are defined in the agreements.

   In connection with the retirement of Mr. Boyd on January 31, 2002, Ashland will enter into a severance agreement providing for payroll continuation payments in the amount of $18,398 per two-week pay period (based on his current base salary) for a period of two years following his retirement (the "Payroll Continuation Period"). In the event of Mr. Boyd's death during the Payroll Continuation Period, the remaining payroll continuation payments will be paid in a lump sum to his estate. This severance agreement will supersede Mr. Boyd's employment agreement with Ashland described in the preceding paragraph.

   During the Payroll Continuation Period, Mr. Boyd's participation in most of Ashland's benefit plans will continue. Mr. Boyd's stock options will continue to vest through the Payroll Continuation Period and at the expiration of such period, all vested stock options will be exercisable for the remaining term of the option. Payments for incentive compensation, performance unit and LTIP awards will be prorated through January 31, 2002. In addition, Mr. Boyd will receive $30,000 per year during the Payroll Continuation Period and for a period of three years thereafter for office space and staff support. At the end of the Payroll Continuation Period on January 31, 2004, Mr. Boyd will be eligible to receive benefits under Ashland's pension plan, non-qualified pension plan and SERP. The lump-sum value of the retirement benefit Mr. Boyd is eligible to receive under the SERP at the end of the Payroll Continuation Period is estimated to be $3,306,397.

                   FIVE-YEAR TOTAL RETURN PERFORMANCE GRAPH

   The following graph compares Ashland's five-year cumulative total shareholder return with the cumulative total return of the Standard & Poor's 500 index and a peer group of companies. The cumulative total shareholder return for each of these groups assumes the reinvestment of dividends.









                                    [CHART]

                 COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                      ASHLAND, S&P 500 INDEX AND PEER GROUP

                           1996   1997   1998   1999   2000   2001
              Ashland       100    140    122     91     99    117
              S&P 500       100    140    153    196    221    163
              Peer Group    100    152    125    133    133    177


Note: Ashland's FY 2000 results include the March quarter dividend of Arch Coal stock to its shareholders in the amount of approximately $1.77 per Ashland share (.246097 shares x $7.1875 of Arch value). Ashland's five-year cumulative total return is 111 when the Arch Coal dividend is excluded.

   The peer group includes representative companies from the four industries in which Ashland primarily competes: highway construction, specialty chemical production and distribution, motor oil and car care products, and petroleum refining and marketing. The annual returns for the companies in each of the following portfolios have been weighted by their respective beginning-of-year market capitalization:

   . Highway Construction Portfolio: Florida Rock Industries and Granite
     Construction, Inc.

   . Specialty Chemical Production and Distribution Portfolio: Air Products &
     Chemicals, Inc.; Dow Chemical; E.I. DuPont de Nemours & Co., Inc.; Eastman Chemical Company; Praxair, Inc.; Rohm & Haas Company; and Union Carbide Corporation (as of February 6, 2001, wholly-owned by Dow Chemical).

   . Motor Oil and Car Care Products Portfolio: Pennzoil-Quaker State Company.

   . Petroleum Refining and Marketing Portfolio: Holly Corporation; Sun
     Company, Inc.; Tesoro Petroleum Corporation; Tosco Corporation (as of September 17, 2001, wholly-owned by Phillips Petroleum Company); Ultramar Diamond Shamrock; and Valero Energy Corporation.

   Each portfolio is then weighted to reflect Ashland's annual invested capital in each of these lines of business with the annual return for the peer group represented by the sum of these weighted portfolios.

                                 MISCELLANEOUS

   Personnel and Compensation Committee Interlocks and Insider Participation. The members of the P&C Committee for fiscal 2001 were Mannie L. Jackson (Chairman), Frank C. Carlucci, James B. Farley, Patrick F. Noonan and W. L. Rouse, Jr. There were no impermissible interlocks or inside directors on the P&C Committee.

   Business Relationships. During fiscal 2001, the firm of Cravath, Swaine & Moore, of which Mr. Butler is a member, was paid for legal services rendered to Ashland and certain of its subsidiaries.

   Section 16(a) Beneficial Ownership Reporting Compliance. Ashland believes that during fiscal 2001 its executive officers and directors have complied with
Section 16(a) of the Securities Exchange Act of 1934, and the rules and regulations adopted thereunder.

   Proxy Solicitation Costs. Ashland is soliciting the proxies being solicited by this Proxy Statement. All costs of soliciting proxies, including the cost of preparing and mailing this Proxy Statement and the accompanying material, will be borne by Ashland. Expenses associated with this solicitation may also include charges and expenses of banks, brokerage houses and other custodians, nominees or fiduciaries for forwarding proxies and proxy materials to beneficial owners of shares. Solicitations may be made by mail, telephone, telegraph, telex, facsimile, electronic means and personal interview, and by officers and employees of Ashland, who will not be additionally compensated for such activity. Ashland has arranged for the services of Morrow & Co., Inc. to assist in the solicitation of proxies. Morrow's fees will be paid by Ashland and are estimated at $35,000, excluding out-of-pocket expenses.

   Shareholder Proposals for the 2003 Annual Meeting. Shareholders interested in presenting a proposal for consideration at the 2003 Annual Meeting may do so by following the procedures prescribed in Rule 14a-8 of the Securities Exchange Act of 1934 and Ashland's By-laws. To be eligible for inclusion in the Proxy Statement for the 2003 Annual Meeting, shareholder proposals must be received by Ashland's Corporate Secretary no later than August 17, 2002.

   Ashland's By-laws provide that a shareholder must provide Ashland with written notice of a matter he or she wishes to bring before an annual meeting at least 90 days in advance of the meeting, if the meeting is held no earlier than the last Thursday in January. If the meeting is held earlier, the shareholder must provide Ashland with written notice within 10 days after the first public disclosure of the date of the meeting. The first public disclosure of that date may be a public filing with the SEC. Such notice must set forth as to each matter the shareholder proposes to bring before the annual meeting:

   . a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting and, in the event that such business includes a proposal to amend either the Second Restated Articles of Incorporation or By-laws of Ashland, the language of the proposed amendment;

   . the name and address of the shareholder proposing such business;

   . a representation that the shareholder is a holder of record of Ashland
     Common Stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business;

   . any material interest of the shareholder in such business; and

   . a representation as to whether or not the shareholder will solicit proxies in support of the proposal.

   The By-laws further provide that no business shall be conducted at any annual meeting except in accordance with the foregoing procedures and that the chairman of any such meeting may refuse to permit any business to be brought before an annual meeting without compliance with the foregoing procedures.

   Other Matters. As of the date of this Proxy Statement, Ashland does not know of any business to be presented for consideration at the Annual Meeting, other than the items referred to in this Proxy Statement. In the event that any additional matter is properly brought before the meeting for shareholder action, properly voted proxies will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such recommendation, in accordance with the judgment of the named proxies.

   Please vote by telephone or over the Internet, or fill in, sign and date the proxy card and return it in the accompanying prepaid envelope. If you attend the Annual Meeting and wish to vote your shares in person, you may do so. Your cooperation in giving this matter your prompt attention will be appreciated.

                                          RICHARD P. THOMAS
                                          Vice President and Secretary

Covington, Kentucky
December 13, 2001

                    Vote by Telephone

                    Have your proxy card available and call Toll-Free 1-800-542-1160 using a touch-tone phone. You will be prompted to enter your control number, which acts as your electronic signature, and then follow the simple prompts that will be presented to you to record your vote.

                    Vote by Internet

                    Have your proxy card available and access the website www.proxyvoting.com/ash. You will be prompted to enter your control number, which acts as your electronic signature, and then follow the simple prompts that will be presented to you to record your vote.

                    Vote by Mail

                    Please mark, sign and date your proxy card and return it in the postage paid envelope provided or return it to:
                    Corporate Election Services, P.O. Box 1150, Pittsburgh, PA 15230-1150.

--------------------------------------------------------------------------------
     Vote by Telephone           Vote by Internet              Vote by Mail
  Call Toll-Free using a      Access the website and         Return your proxy
     touch-tone phone             cast your vote            in the postage paid
      1-800-542-1160          www.proxyvoting.com/ash        envelope provided
--------------------------------------------------------------------------------

                       Vote 24 hours a day, 7 days a week!

If you vote by telephone or over the Internet, do not mail in your proxy card.


            ========================================================

                             Your Control Number is:

            ========================================================


                   Proxy card must be signed and dated below.
           Please fold and detach card at perforation before mailing.

Ashland Inc.                                                               PROXY
________________________________________________________________________________
This proxy is solicited on behalf of the Board of Directors for the Annual Meeting of Shareholders on January 31, 2002.

The undersigned hereby appoints Paul W. Chellgren and Richard P. Thomas, and each of them as proxies for the undersigned, with full power of substitution, to act and to vote all the shares of Ashland Inc. Common Stock held by the undersigned on November 26, 2001, at the Annual Meeting of Shareholders to be held on January 31, 2002, or any adjournment thereof.

                    Date:______________________________________________



                    ___________________________________________________



                    ___________________________________________________

                                        (Sign here)

                    INSTRUCTIONS: Please sign exactly as shown hereon. When signing as a fiduciary or on behalf of a corporation, bank, trust company, or other similar entity, your title or capacity should be shown.


Please sign, date, and return your proxy promptly in the enclosed envelope to:
Corporate Election Services, P.O. Box 1150, Pittsburgh, PA 15230-1150.

               ELECTRONIC ACCESS TO FUTURE DOCUMENTS NOW AVAILABLE

You have the option to access future shareholder communications (e.g., annual reports, proxy statements, interim communications) from us or on our behalf over the Internet, instead of receiving those documents in print. Participation is completely voluntary. If you give your consent, in the future, when, and if, material is available over the Internet, you will receive notification which will contain the Internet location where the material is available. There is no cost to you for this service other than any charges you may incur from your Internet provider, telephone and/or cable company. Once you give your consent, it will remain in effect until you inform us otherwise.

To give your consent, follow the prompts when you vote by telephone or over the Internet or check the appropriate box located at the bottom of the attached proxy card when you vote by mail.













            Proxy card must be signed and dated on the reverse side. Please fold and detach card at perforation before mailing.



If you do not provide voting instructions, your proxy will be voted FOR proposals 1 and 2.

1.   Election of Directors
     Nominees: Class I:   (01) Frank C. Carlucci     (02) James B. Farley
                          (03) Bernadine P. Healy    (04) William L. Rouse

     |_| FOR all nominees listed above.             |_| WITHHOLD AUTHORITY to vote for all
         (except as listed to the contrary below)       nominees listed above.

     To withhold authority to vote for any individual nominee, write that nominee's name or number on the line below:

     ----------------------------------------------------------------------------------------------------------------

                                                            FOR  AGAINST ABSTAIN
2.   Ratification of Ernst & Young as independent auditors
     for fiscal 2002......................................  |_|    |_|     |_|

|_| I consent to access future shareholder communications over the Internet as stated above and in the Proxy Statement.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

                (Continued and to be signed, on the reverse side)

Subject Line:     Please Vote Your Proxy

[Insert share information here]

Your Control Number: _____________

Electronic Access Notification

Ashland's Annual Meeting of Shareholders will be held on Thursday, January 31, 2002 at 10:30 a.m. Eastern Standard Time at the Metropolitan Club, 50 E. RiverCenter Boulevard, Covington, Kentucky. As previously announced, participants in Ashland's Employee Savings Plan or the LESOP can view Ashland's 2001 Proxy Statement and Annual Report online. We encourage you to take advantage of this service.

Paper copies of the Proxy Statement and your proxy card or copies of the Annual Report can be requested by replying to this e-mail.

As a participant in Ashland's Employee Savings Plan or the LESOP, you may instruct the Trustees how to vote the Ashland Common Stock credited to your account by telephone or over the Internet. Your voting instructions also apply to the shares of Ashland Common Stock allocated to participant accounts for which voting instructions are not received on a timely basis by the Trustees ("Non-Directed shares"). Each participant who gives the Trustees instructions acts as a named fiduciary for the plan under the Employee Retirement Income Security Act of 1974, as amended. Any participant who wishes to vote the Non-Directed shares differently from the shares credited to his or her account or who wishes not to vote the Non-Directed shares at all may do so by requesting a separate voting instruction card from National City Bank, Corporate Trust Administration, Dept. 3116, 629 Euclid Avenue, Suite 635, Cleveland, Ohio 44114-3484, Attn: Laura S. Kress.

Votes cast by telephone or over the Internet are tabulated by our proxy tabulator and are confidential. Ashland does not have access to individual votes.

Even if you do not have regular Internet access at work, you will be able to view the Proxy Statement and Annual Report and vote online. If you are a dial-up user, we encourage you to access these documents and vote from your office or a local number.

In order for your instructions to the Trustees to be counted, you must vote before midnight Eastern Standard Time on January 28, 2002.
                                         ----------------

To access the Annual Report and Proxy Statement and vote:

     1. Print out this page or write down your "Control Number" listed above. This number acts as your electronic signature to ensure security of your vote.

     2. Click on this website address (or type this URL address in your browser): www.ashland.com/proxy.
                    ---------------------

     3. Click on the links to view or download the Annual Report and Proxy Statement or to vote. When voting, be sure to follow all instructions including the final "Submit" procedure to ensure that your instructions are received.

To vote by telephone (you will need a touch tone telephone):

     1. Print out this page or write down your "Control Number" listed above. This number acts as your electronic signature to ensure security of your vote.

     2.   Dial 1-800-542-1160.

     3. Be sure to follow all instructions including the final confirmation procedure to ensure that your instructions are received.



Sincerely,



Richard P. Thomas
Vice President and Secretary

--------------------------------------------------------------------------------
                            Notice of Annual Meeting

The Annual Meeting of Shareholders of Ashland Inc. will be held on Thursday, January 31, 2002 at 10:30 a.m. EST at the Metropolitan Club, 50 E. RiverCenter Boulevard, Covington, Kentucky. Your proxy card for voting at the Annual Meeting is enclosed.

We encourage you to read the Annual Report and Proxy Statement and vote your shares. Per your request, the Annual Report and Proxy Statement are available over the Internet at www.ashland.com/proxy.

Your vote is important. We encourage you to vote over the Internet at www.ashland.com/proxy, by telephone at 1-800-542-1160, or by returning your proxy card in the envelope provided.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
     NOTICE TO SHAREHOLDERS IN ASHLAND'S EMPLOYEE SAVINGS PLAN OR LEVERAGED
                   EMPLOYEE STOCK OWNERSHIP PLAN (THE "LESOP")

   As a participant in Ashland's Employee Savings Plan or the LESOP, you may instruct the Trustees how to vote the Ashland Common Stock credited to your account over the Internet, by telephone or by returning the enclosed proxy card. Your voting instructions also apply to the shares of Ashland Common Stock allocated to participant accounts for which voting instructions are not received on a timely basis by the Trustees ("Non-Directed shares"). Each participant who gives the Trustees instructions acts as a named fiduciary for the plan under the Employee Retirement Income Security Act of 1974, as amended. Any participant who wishes to vote the Non-Directed shares differently from the shares credited to his or her account or who wishes not to vote the Non-Directed shares at all may do so by requesting a separate voting instruction card from National City Bank, Corporate Trust Administration, Dept. 3116, 629 Euclid Avenue, Suite 635, Cleveland, Ohio 44114-3484, Attn: Laura S. Kress.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
          Important Notice Regarding Delivery of Shareholder Documents

The Securities and Exchange Commission recently approved a rule that allows us to send a single set of our annual report and proxy statement to any household at which two or more shareholders reside if we believe the shareholders are members of the same family. This reduces the volume of duplicate information received at your household and helps to reduce our costs. Each shareholder will continue to receive a separate proxy card or voting instruction card. If you wish to have this service, you do not need to do anything. We will household your documents until you inform us otherwise. However, if you would prefer to receive multiple copies, please contact National City Bank at 1-800-622-6757. You may opt-out of householding at any time by contacting National City Bank and your request will be effective in 30 days.
--------------------------------------------------------------------------------